As filed with the Securities and Exchange Commission on February 10, 2026

Registration No. 333-113220

Registration No. 333-136345

Registration No. 333-145094

Registration No. 333-152819

Registration No. 333-157741

Registration No. 333-164255

Registration No. 333-171552

Registration No. 333-190313

Registration No. 333-197838

Registration No. 333-204506

Registration No. 333-211747

Registration No. 333-218470

Registration No. 333-221832

Registration No. 333-225525

Registration No. 333-233247

Registration No. 333-241674

Registration No. 333-253515

Registration No. 333-258469

Registration No. 333-265373

Registration No. 333-281307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-113220

FORM S-8 REGISTRATION STATEMENT NO. 333-136345

FORM S-8 REGISTRATION STATEMENT NO. 333-145094

FORM S-8 REGISTRATION STATEMENT NO. 333-152819

FORM S-8 REGISTRATION STATEMENT NO. 333-157741

FORM S-8 REGISTRATION STATEMENT NO. 333-164255

FORM S-8 REGISTRATION STATEMENT NO. 333-171552

FORM S-8 REGISTRATION STATEMENT NO. 333-190313

FORM S-8 REGISTRATION STATEMENT NO. 333-197838

FORM S-8 REGISTRATION STATEMENT NO. 333-204506

FORM S-8 REGISTRATION STATEMENT NO. 333-211747

FORM S-8 REGISTRATION STATEMENT NO. 333-218470

FORM S-8 REGISTRATION STATEMENT NO. 333-221832

FORM S-8 REGISTRATION STATEMENT NO. 333-225525

FORM S-8 REGISTRATION STATEMENT NO. 333-233247

FORM S-8 REGISTRATION STATEMENT NO. 333-241674

FORM S-8 REGISTRATION STATEMENT NO. 333-253515

FORM S-8 REGISTRATION STATEMENT NO. 333-258469

FORM S-8 REGISTRATION STATEMENT NO. 333-265373

FORM S-8 REGISTRATION STATEMENT NO. 333-281307

UNDER

THE SECURITIES ACT OF 1933

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	33-0728374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Powell Street, Suite 720 Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

Dynavax Technologies Corporation1997 Equity Incentive Plan

Dynavax Technologies Corporation 2004 Stock Incentive Plan

Dynavax Technologies Corporation 2004 Employee Stock Purchase Plan

Dynavax Technologies Corporation 2010 Employee Inducement Award Plan

Dynavax Technologies Corporation 2011 Equity Incentive Plan, as amended and restated

Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan, as amended and restated

Dynavax Technologies Corporation 2017 Inducement Award Plan

Dynavax Technologies Corporation 2018 Equity Incentive Plan, as amended and restated

Dynavax Technologies Corporation 2021 Inducement Award Plan

(Full title of the plan)

Thomas Grenier

Vice President

Dynavax Technologies Corporation

2100 Powell Street, Suite 720

Emeryville, CA 94608

(510) 665-4618

(Name, address and telephone number of agent for service)

Copies to:

Michael J. Aiello, Esq.

Sachin Kohli, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

Dynavax Technologies Corporation, a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission these post-effective amendments (the “Post-Effective Amendments”) to deregister all shares of common stock, par value $0.001 per share, of the Registrant (the “Shares”), previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•

Registration Statement No 333-113220, filed on March 2, 2004, relating to the registration of 1,532,527 Shares under the Dynavax Technologies Corporation 1997 Equity Incentive Plan, 3,500,000 Shares under the Dynavax Technologies Corporation 2004 Stock Incentive Plan (“2004 SIP”) and 250,000 Shares under the Dynavax Technologies Corporation 2004 Employee Stock Purchase Plan (“2004 ESPP”);

•	Registration Statement No. 333-136345, filed on August 4, 2006, relating to the registration of 800,000 Shares under the 2004 SIP and 246,000 Shares under the 2004 ESPP;

•	Registration Statement No. 333-145094, filed on August 3, 2007, relating to the registration of 400,000 Shares under the 2004 SIP;

•	Registration Statement No. 333-152819, filed on August 6, 2008, relating to the registration of 400,000 Shares under the 2004 SIP;

•	Registration Statement No. 333-157741, filed on March 6, 2009, relating to the registration of 400,000 Shares under the 2004 SIP;

•

Registration Statement No. 333-164255, filed on January 8, 2010, relating to the registration of 400,000 Shares under the 2004 SIP, 250,000 Shares under the 2004 ESPP, and 1,500,000 Shares under the Dynavax Technologies Corporation 2010 Employment Inducement Award Plan;

•

Registration Statement No. 333-171552, filed on January 6, 2011, relating to the registration of 15,000,000 Shares under the Dynavax Technologies Corporation 2011 Equity Incentive Plan, as amended, and 250,000 Shares under the 2004 ESPP;

•

Registration Statement No. 333-190313, filed on August 1, 2013, relating to the registration of 10,000,000 Shares under the Dynavax Technologies Corporation Amended and Restated 2011 Equity Incentive Plan (“A&R 2011 EIP”);

•	Registration Statement No. 333-197838, filed on August 4, 2014, relating to the registration of 500,000 Shares under the Dynavax Technologies Corporation 2014 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-204506, filed on May 28, 2015, relating to the registration of 2,250,000 Shares under the A&R 2011 EIP;

•

Registration Statement No. 333-211747, filed on June 1, 2016, relating to the registration of 3,200,000 Shares under the A&R 2011 EIP and 200,000 Shares under the Dynavax Technologies Corporation Amended and Restated 2014 Employee Stock Purchase Plan (“A&R 2014 ESPP”);

•	Registration Statement No. 333-218470, filed on June 2, 2017, relating to the registration of 1,600,000 Shares under the A&R 2011 EIP;

•	Registration Statement No. 333-221832, filed on November 30, 2017, relating to the registration of 1,200,000 Shares under the Dynavax Technologies Corporation 2017 Inducement Award Plan;

•

Registration Statement No. 333-225525, filed on June 8, 2018, relating to the registration of 600,000 Shares under the A&R 2014 ESPP and 12,617,869 Shares under the Dynavax Technologies Corporation 2018 Equity Incentive Plan, as amended;

•

Registration Statement No. 333-233247, filed on August 13, 2019, relating to the registration of 2,300,000 Shares under the Dynavax Technologies Corporation Amended and Restated 2018 Equity Incentive Plan (“A&R 2018 EIP”);

•	Registration Statement No. 333-241674, filed on August 6, 2020, relating to the registration of 7,600,000 Shares under the A&R 2018 EIP;

•	Registration Statement No. 333-253515, filed on February 25, 2021, relating to the registration of 1,500,000 Shares under the Dynavax Technologies Corporation 2021 Inducement Award Plan;

•

Registration Statement No. 333-528469, filed on August 4, 2021, relating to the registration of 1,000,000 Shares under the A&R 2014 ESPP and 1,750,000 Shares under the Dynavax Technologies Corporation 2021 Inducement Award Plan;

•	Registration Statement No. 333-265373, filed on June 2, 2022, relating to the registration of 15,000,000 Shares under the A&R 2018 EIP; and

•	Registration Statement No. 333-281307, filed on August 6, 2024, relating to the registration of 11,400,000 Shares under the A&R 2018 EIP.

On February 10, 2026, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 23, 2025, by and among the Registrant, Sanofi, a French société anonyme (“Sanofi”) and Samba Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Genzyme (“Purchaser”), Purchaser merged with and into the Registrant with the Registrant surviving the merger as a wholly owned subsidiary of Genzyme (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings and sales pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements to remove from registration the Shares registered but remaining unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on February 10, 2026.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/s/ Thomas Grenier
Name:	Thomas Grenier
Title:	Vice President

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.